Exhibit 10.61

                      TERMINATION AND SETTLEMENT AGREEMENT

      This Termination and Settlement Agreement ("Agreement") is entered into as of this 8th day of April, 2003 by and between A.H. Root, Limited Liability, ("Landlord"), and Integrated Information Systems, Inc., a Delaware corporation ("Tenant"), in consideration of the mutual covenants contained herein and the benefits to be derived therefrom.

                                   WITNESSETH:

      WHEREAS, Tenant and Landlord entered into an assignment and assumption of a certain Lease (the "Lease") dated August 14, 1999 on November 15, 2001, pursuant to which Landlord leased to Tenant certain premises containing approximately 5,830 square feet of space on the third (3rd) floor of a certain building located at 2401 Fifteenth Street, Denver, Colorado; and

      WHEREAS, Tenant desires to terminate the term of the Lease prior to the scheduled expiration date thereof; and

      WHEREAS, Landlord is willing to terminate the term of the Lease prior to the scheduled expiration date thereof, subject to the terms and conditions hereinafter set forth;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant agree as follows:

      1. Defined Terms.

      Any capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Lease.

      2. Termination of Term of Lease.

      Subject to Third Party Settlements having been obtained, Tenant's performance of its Surrender Obligations and Tenant's conveyance of Personal Property to Landlord, the Lease Term shall be terminated effective as of the later of (a) the date of Landlord's execution and delivery of this Agreement to Tenant, and (b) the date of Tenant's execution and delivery to Landlord of the Bill of Sale, together with possession of the Personal Property (each as hereinafter defined) (the date on which the later of the foregoing (a) and (b) occurs is hereinafter, the "Effective Termination Date").

      3. Application of Portion of Security Deposit Against Amounts Due Through Effective Termination Date.

      On the Effective Termination Date, Landlord shall apply the remaining Security Deposit against any and all amounts due under the Lease through the Effective Termination Date.

      4. Landlord's Damages; Settlement Amount.

      In consideration of the early termination of the Lease, Tenant shall: (a) convey Tenant's Personal Property to Landlord pursuant to Section 5, below; and
(b) any Security Deposit not previously applied by Landlord (collectively, the "Settlement Amount") prior to the date hereof or as provided in Section 3 hereof (to be satisfied by Landlord retaining such amount and having no obligation to return any portion of the Security Deposit to Tenant, with the date of conveyance of such portion of the Settlement Amount to be deemed the date of payment of the Settlement Amount).

      5. Tenant's Conveyance of Personal Property to Landlord.

      In consideration of the early termination of the Lease, Tenant shall transfer, sell, assign and convey to Landlord all of the furniture, systems, equipment and other personal property listed on Exhibit A attached hereto, (collectively, the "Personal Property"), and in furtherance thereof, Tenant shall contemporaneously with the execution and delivery of this Agreement execute and deliver to Landlord a bill of sale with respect to the Personal Property in the form attached hereto as Exhibit B (the "Bill of Sale"). Tenant hereby represents and warrants to Landlord that the Personal Property is being delivered in "as is" condition to the Landlord; that, subject to the Third Party Settlements, which shall be released contemporaneously with the execution of this document by Landlord in the form attached hereto as Exhibit C, Tenant, is the lawful owner of the Personal Property; that Tenant has made no prior sale, assignment, conveyance or transfer of any right, title or interest in any of the Personal Property or granted or suffered any restriction, lien or encumbrance therein or thereon; that Tenant has paid for all of the Personal Property in full and that none of the Personal Property is subject to any purchase money security interest, or any other lien or security interest of any kind or nature, except those that are waived as provided in the Third Party Settlements in Exhibit C attached hereto; and that Tenant hereby warrants title to the Personal Property and will defend the same against the lawful claims of all persons whomsoever.

      6. Third Party Settlements.

      Conveyance of the Settlement Amount is subject to the Tenant's settlement of a certain equipment and furniture lease with BSB Leasing, Inc. (the "Third Party Settlements"). Such Third Party Settlements have been negotiated and will be closed prior to or contemporaneously with the signing of this Agreement. The substance and form of such Third Party Settlements are attached as Exhibit C.

      7. Surrender Obligations.

      On or prior to the Effective Termination Date, the Tenant shall surrender the Premises to the Landlord with the Personal Property, but otherwise vacant and in broom clean condition and otherwise in compliance with the terms and conditions of the Lease (collectively, the "Surrender Obligations"). Tenant has removed certain items of Tenant's personal property, and all remaining personal property of Tenant at the Premises is hereby conveyed to Landlord.

      8. Operating Expenses and Taxes.

      Tenant shall have no further liability for Operating Expenses and Property Taxes, and Landlord shall have no obligation to refund any overpayment of Operating Expenses or Property Taxes to Tenant.

      9. Release.

      Tenant, for itself, its legal successors and assigns, its agents, servants and employees, and each of them, does hereby release and forever discharge the Landlord, and their respective legal


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

successors and assigns, shareholders, partners, agents, servants and employees (all of the foregoing, collectively, the "Landlord Parties"), of and from any and all claims, demands, damages, debts, liabilities, actions, and causes of action of every kind and nature whatsoever, whether now known or unknown, which Tenant ever had, now has or hereafter may have against the Landlord Parties or any of them, arising out of, based in whole or in part upon, or relating to, any act, omission, event, matter or thing occurring at any time up to the date of this Agreement; provided, however, that nothing in this Agreement is intended to release Landlord from its obligations to be performed hereafter under the Lease prior to the Effective Termination Date.

      10. Lease Still in Effect.

      Except as modified hereby, all terms and conditions of the Lease shall remain in full force and effect until the Effective Termination Date, after which date neither Landlord nor Tenant shall have any further obligations to each other under the Lease, except for any provisions which by their terms survive the expiration or prior termination of the Lease Term.

      11. Delivery of Draft of this Agreement Not an Offer.

      The submission of this Termination and Settlement Agreement in a draft form to Tenant or its agent does not constitute an offer to Tenant to enter into this Agreement. This Termination and Settlement Agreement shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

      12. Entire Agreement.

      This Termination and Settlement Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and there are no understandings or agreements between Landlord or Tenant relating to the Lease or the Premises not set forth herein. No party has relied on any representation, warranty, or understanding not set forth herein, wither oral or written, as an inducement to enter into this Agreement.

      13. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and is intended to take effect as a sealed instrument. Each party hereto submits to the jurisdiction of the courts of the State of Colorado for all purposes related to this Agreement.


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

      EXECUTED as of the date first above written.

                                    TENANT:

                                    Integrated Information Systems, Inc.

                                    By:/s/ /Donald H. Megrath
                                       -----------------------------------------
                                    Name: Don Megrath
                                    Title: SVP & CFO
                                          --------------------------------------
                                    Duly Authorized

                                    LANDLORD:

                                    A.H. Root Limited Liability Company

                                          By: /s/ Michael D. Plante
                                             -----------------------------------
                                          Name: Michael D. Plante
                                                --------------------------------
                                          Title: Managing Member
                                                --------------------------------
                                          Duly Authorized


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

                             TENANT ACKNOWLEDGEMENT

State of Oregon         )
                        ) ss.
County of Multnomah     )

      On this 11th day of April, 2003, before me, a Notary Public in and for the State of Arizona personally appeared Donald Megrath, the tenant of Integrated Information Systems, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she/he was authorized to execute said instrument.

      In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    Name:       /s/ Jennifer Bischoff
                                          --------------------------------------
                                    NOTARY PUBLIC in and for State of
                                    Arizona, residing at    Portland
                                                         ---------------------
                                    My appointment expires: October 11, 2005
                                                            ------------------

[NOTARIAL SEAL]


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

                            LANDLORD ACKNOWLEDGEMENT

State of Colorado )
                  ) ss.
                  )

      On this 11th day of April, 2003, before me personally appeared Michael D. Plante, to me known to be a Managing Member of A.H. Root Limited Liability Company and acknowledged said instrument to be the free and voluntary act and deed of A.H. Root Limited Liability Company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    Name:       /s/ Mary M. Gibbs
                                          ------------------------------------

                                    NOTARY PUBLIC in and for the State of
                                    Colorado, residing at   6145 W. 47th
                                                          ---------------
                                    Avenue, Wheat Ridge, Colorado
                                    ------------------------------------------
                                    My appointment expires: 10/28/06
                                                            ------------------


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

                                    Exhibit A

                        Description of Personal Property

A representative of the management team of Assignor was on the leased premises during the week of March 3 - 7, 2003. The following list of personal property is based on that representative's observations at that time. While Assignor believes that the list is, in the aggregate, materially accurate, Assignor does not warrant that each item is on still on the leased premises. Assignor agrees not to remove any additional personal property from the leased premises, and Assignee agrees not to bring a claim or avoid the related settlement of claims between Assignor and Assignee for any item or set of items which, individually or in the aggregate, account for less than 15% of the fair market value of the personal property, in the aggregate.

ONE LARGE CONFERENCE ROOM TABLE.
30 ALERION CHAIRS (SIC)
ONE ELECTRONIC PROJECTOR AND SCREEN
ONE WHITE EASLE
ONE PROJECTOR CABINET
EIGHTEEN GREY STEEL CUBES
EIGHT BLUE FABRIC CHAIRS
FOUR BLACK WORK STATIONS
THREE-PIECE RECEPTION FURNITURE
TWO RECEPTION TABLES
ONE RECEPTION LAMP
TWO EXECUTIVE OFFICE FURNITURE SYSTEMS COMPLETE
FOUR FILE CABINETS IN MIDDLE OFFICE
TWO BLUE CUSHONED CHAIRS
SIX GREY STEEL TABLES (MATCHES THE AFOREMENTIONED CUBES)
ONE ROUND TABLE WITH TWO BLUE CHAIRS
COMPUTER RACKS IN COMPUTER FILE SERVER ROOM
KITCHEN TABLE WITH FIVE CHAIRS
BLACK REFRIGERATOR
ALL KITCHEN APPLIANCES AS ARE PRESENT ON THE EXECUTION OF THE SETTLEMENT
AGREEMENT
SIX BLACK SIDE CHAIRS
SEVEN TRIANGLE TABLES
ONE LaserJet 8100 DN PRINTER
ONE XEROX COPY MACHINE
ONE BROTHER FAX MACHINE
ONE PAPER SHREADER


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

TWO BLACK LATERAL FILE CABINETS
ALL TRASHCANS AND CHAIR PADS AS ARE PRESENT ON THE EXECUTION OF THE SETTLEMENT AGREEMENT
FOUR CLOCKS MOUNTED ON WALL
NINE BLACK UNDERCOUNTER FILE CABINETS
A TELEPHONE SYSTEM AND ASSOCIATED HANDSETS TWO CISCO ROUTERS

Other Tenant Personal Property that is left in the Premises, as Defined in this Settlement Agreement, as of the date of the signing of the Settlement Agreement is also conveyed in the Bill of Sale.


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

                                    Exhibit B

                                  BILL OF SALE

      This Bill of Sale ("Bill of Sale") made and entered into as of this 8th day of April, 2003, by and between by and between Integrated Information Systems, Inc., a Delaware corporation ("Assignor"), and A.H. Root, Limited Liability Company ("Assignee").

                             W I T N E S S E T H:

      WHEREAS, Tenant and Landlord entered into an assignment and assumption of a certain Lease (the "Lease") dated August 14, 1999 on November 15, 2001, pursuant to which Landlord leased to Tenant certain premises containing approximately 5,830 square feet of space on the third (3rd) floor of a certain building located at 2401 Fifteenth Street, Denver, Colorado; and

      WHEREAS, Assignor desires to terminate the Lease prior to the expiration of the term thereof, and Assignee is willing to terminate the Lease, subject to and in accordance with the provisions of a certain Termination and Settlement Agreement of even date herewith (the "Settlement Agreement").

      WHEREAS, as a condition to Assignee's agreement to execute and deliver the Settlement Agreement, Assignor is required to bargain, sell, assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to the Personal Property (as hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Assignor hereby grants, sells, assigns, transfers, conveys and delivers to Assignee, and Assignee does hereby purchase, acquire and accept, all right, title, and interest of Assignor in, to and under the Personal Property. As used herein, the term "Personal Property" shall mean all of the furniture, systems, equipment and other personal property listed on Exhibit A attached hereto and incorporated herein by reference, and any and all warranties and guaranties made to or in favor of the Assignor, or in which Assignor has any rights or interests, directly or indirectly, with respect to the Personal Property.

      TO HAVE AND TO HOLD all of the Personal Property unto the Assignee, its successors and assigns, for its own use and behalf forever.

      2. Assignor does hereby make, constitute and appoint Assignee, or any officer or agent designated by Assignee, Assignor's true and lawful attorney-in-fact, with power of substitution, to enforce every such contract, permit, license, claim, demand or right, to collect the moneys which become due and payable at any time on or after the date hereof under such contract and in respect of every such claim, demand or right; hereby granting unto Assignor's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Assignor might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable.


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

      3. It is the intention of the Assignor to irrevocably transfer the absolute right, title and interest in and to the Personal Property to the Assignee.

      4. Assignor covenants and agrees with Assignee that Assignor is and shall remain responsible for and agree to perform, discharge, fulfill and observe all obligations, covenants, conditions and provisions first accruing or arising or required prior to the date hereof with respect to the Personal Property. Assignor hereby indemnifies and agrees to defend (with counsel reasonably satisfactory to Assignee) and hold Assignee harmless from and against any loss, cost, expense, damage, claim, action, cause of action, suit or other liability asserted against Assignee (i) arising out of, or based upon, Assignor's failure to perform, discharge, fulfill and observe all obligations, covenants, conditions and provisions first accruing or arising or required prior to the date hereof with respect to the Personal Property, or (ii) resulting from any inaccuracy or misrepresentation of any of the representations and warranties of Assignor herein.

      5. Assignor represents and warrants that:

            Subject to the Third Party Settlements as defined in the Settlement Agreement, it has the full corporate power and authority to execute and deliver this Bill of Sale and to consummate the transactions hereby effected, that the execution, delivery and consummation of this Bill of Sale have been duly authorized by all corporate action on the part of Assignor and that this Bill of Sale is the valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

            Subject to the Third Party Settlements as defined in the Settlement Agreement, Assignor is the lawful owner of the Personal Property; Assignor has made no prior sale, assignment, conveyance or transfer of any right, title or interest in any of the Personal Property or granted or suffered any restriction, lien or encumbrance therein or thereon; Assignor has paid for all of the Personal Property in full and none of the Personal Property is subject to any purchase money security interests, or other security interests, liens or claims of any kind or nature; and Assignor hereby warrants title to the Personal Property and will defend the same against the lawful claims of all persons whomsoever.

            All representations, warranties, indemnifications and agreements herein shall survive the delivery and acceptance of the Personal Property and this Bill of Sale.

      6. From time to time after the date hereof, at Assignee's request and without further consideration from Assignee, Assignor agrees to execute and deliver such other instruments of conveyance and transfer and to take such other action as Assignee may reasonably require to more effectively convey, transfer to and vest in Assignee all of the Personal Property. Without limiting the generality of the foregoing, Assignor covenants and agrees that from time to time at the request of Assignee and without further consideration, it will execute, deliver, acknowledge (or cause to be executed, delivered and acknowledged), all such other instruments, documents and agreements and take, do and perform all such other acts as may reasonably be required in order to vest in and confirm to Assignee the title of Assignor to, and its right to use and enjoy, the Personal Property hereby agreed to be and intended to be conveyed to Assignee.

      7. This Bill of Sale together with the Termination and Settlement Agreement constitutes the entire agreement between the parties in connection with the Personal Property and may be amended only by a writing signed by an authorized representative of each party. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective


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

successors and assigns. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Colorado.

8. If Assignee shall have any cause of action or other claim against any Assignor arising from or by reason of any matter or thing concerning this Bill of Sale or the subject matter hereof, including, without limitation, (i) any misrepresentation or breach of any warranty or representation contained in this Bill of Sale or in any document executed in connection herewith or (ii) any breach of any covenant or agreement made or to be performed by Assignor under or pursuant to this Bill of Sale or any document executed in connection herewith, then without limitation as to any damages for which Assignor may be liable in connection therewith, Assignor shall be liable to Assignee for, and shall pay to Assignee on demand, all reasonable attorneys' fees and expenses incurred by Assignee in connection with the successful enforcement of its rights and remedies hereunder, whether or not a suit or other action or arbitration is brought or instituted.

      IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed as an instrument under seal the day and year first set forth above.

                                    Assignor:

                                    Integrated Information Systems, Inc.

                                    By: /s/Donald H. Megrath
                                       ---------------------------------
                                    Name: Don Megrath
                                    Title: SVP & CFO
                                          ------------------------------
                                    Duly Authorized

                                    Assignee:

                                    A.H. Root Limited Liability Company

                                    By: /s/ Michael D. Plante
                                       ---------------------------------
                                    Name: Michael D. Plante
                                          ------------------------
                                    Title: Managing Member
                                    Duly Authorized


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

                                    Exhibit C

                             Third Party Settlements


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